May 17, 2017

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read item 4.01 of Form 8-K dated May 17, 2017, of Diego Pellicer Worldwide, Inc. and are in agreement with the statements contained in the second, third and fourth paragraphs on page 2 therein as it pertains to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Paritz & Company P.A.

Hackensack, New Jersey